Exhibit 99.6

THE FIRST MARBLEHEAD CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Actual		Proforma
	12 Months		12 Months
	Ended		Ended
	6/30/2008	Entries	6/30/2008
Service revenues:
Up-front structural advisory fees	$179,106	$—	$179,106
Additional structural advisory fees:
From new securitizations	24,304	—	24,304
Trust updates	(44,106)	—	(44,106)
Total additional structural advisory fees	(19,802)	—	(19,802)
Residuals:
From new securitizations	116,972	—	116,972
Trust updates	(488,832)	394,763	(94,069)
Total residual revenue	(371,860)	394,763	22,903
Processing fees from TERI	126,540	—	126,540
Administrative and other fees	31,985	—	31,985
Total service revenues	(54,031)	394,763	340,732
Net interest income	25,622	—	25,622
Total revenues	(28,409)	394,763	366,354
Non-interest expenses:
Compensation and benefits	96,735	—	96,735
General and administrative expenses	261,812	—	261,812
Total non-interest expenses	358,547	—	358,547
Income (loss) from operations	(386,956)	394,763	7,807
Other income	—	—	—
Income (loss) before income taxes	(386,956)	394,763	7,807
Income tax expense (benefit)	(151,880)	154,944	3,064
Net income (loss)	$(235,076)	$239,819	$4,743

Net income (loss) per share, basic	$(2.46)		$0.05
Net income (loss) per share, diluted	$(2.46)		$0.05
Weighted average shares outstanding, basic	95,732		95,732
Weighted average shares outstanding, diluted	95,732		96,176

THE FIRST MARBLEHEAD CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Actual		Proforma
	6 Months		6 Months
	Ended		Ended
	12/31/2008	Entries	12/31/2008
Service revenues:
Up-front structural advisory fees	$—	$—	$—
Additional structural advisory fees:
From new securitizations	—	—	—
Trust updates	(47,403)	—	(47,403)
Total additional structural advisory fees	(47,403)	—	(47,403)
Residuals:
From new securitizations	—	—	—
Trust updates	(149,238)	115,791	(33,447)
Total residual revenue	(149,238)	115,791	(33,447)
Processing fees from TERI	2,630	—	2,630
Administrative and other fees	8,400	—	8,400
Total service revenues	(185,611)	115,791	(69,820)
Net interest income	14,612	—	14,612
Total revenues	(170,999)	115,791	(55,208)
Non-interest expenses:
Compensation and benefits	25,552	—	25,552
General and administrative expenses	43,987	—	43,987
Unrealized loss on loans held for sale	50,530	—	50,530
Total non-interest expenses	120,069	—	120,069
Income (loss) from operations	(291,068)	115,791	(175,277)
Other income	—	—	—
Income (loss) before income taxes	(291,068)	115,791	(175,277)
Income tax expense (benefit)	(104,785)	41,685	(63,100)
Net income (loss)	$(186,283)	$74,106	$(112,177)

Net income (loss) per share, basic	$(1.06)		$(0.64)
Net income (loss) per share, diluted	$(1.06)		$(0.64)
Weighted average shares outstanding, basic	99,040		99,040
Weighted average shares outstanding, diluted	99,040		99,040

THE FIRST MARBLEHEAD CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands, except per share amounts)

	Actual		Pro Forma
	December 31,		December 31,
	2008	Entries	2008

ASSETS
Cash and cash equivalents	$125,103	$—	$125,103
Federal funds sold	23,420	—	23,420
Investments	73,467	—	73,467
Loans held for sale	460,987	—	460,987
Service receivables:
Structural advisory fees	64,935	—	64,935
Residuals	144,017	(134,480)	9,537
Processing fees from The Education Resource Institute (TERI)	67	—	67

Total service receivables	209,019	(134,480)	74,539

Property and equipment	87,976	—	87,976
Less accumulated depreciation and amortization	(60,753)	—	(60,753)

Property and equipment, net	27,223	—	27,223

Intangible assets, net	1,569	—	1,569
Other prepaid expenses	9,153	—	9,153
Mortgage loans held to maturity, net	9,831	—	9,831
Prepaid income tax	6,772	160,689	167,461
Net deferred income tax asset	91,789	(91,789)	—
Other assets	5,409	—	5,409

Total assets	$1,043,742	$(65,580)	$978,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$137,967	$—	$137,967
Education loan warehouse facility	245,663	—	245,663
Other short-term borrowings	50,000	—	50,000
Accounts payable and accrued expenses	20,085	—	20,085
Net deferred income tax liability	—	20,507	20,507
Other liabilities	11,027	—	11,027

Total liabilities	464,742	20,507	485,249

Commitments and Contingencies

Total stockholders’ equity	579,000	(86,087)	492,913

Total liabilities and stockholders’ equity	$1,043,742	$(65,580)	$978,162